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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in this Registration Statement on Form S-1 of our reports relating to the following financial statements which appear in such Registration Statement.



Financial Statements                              Date of Report
--------------------                              --------------

Orius Corp. and Subsidiaries                      April 29, 1999, except as
                                                    to the stock split described
                                                    in Note 18 which is as
                                                    of July 7, 1999
U.S. Cable, Inc.                                  April 1, 1999
CATV Subscriber Services, Inc                     April 23, 1999
DAS-CO of Idaho, Inc.                             May 3, 1999
Copenhagen Utilities and Construction, Inc.       May 20, 1999
Texel Corporation                                 May 14, 1999


We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
August 10, 1999